Exhibit 10.3

PLEDGE AGREEMENT

(Series A Preferred Units of Extra Space Storage LP)

THIS PLEDGE AGREEMENT,  dated as of June 25, 2007 (“Pledge Agreement”), is made by H. JAMES KNUPPE and BARBARA KNUPPE (each hereinafter a “Pledgor” and collectively the “Pledgors”), in favor of EXTRA SPACE STORAGE LP,  a Delaware limited partnership (“Lender”).

Recitals:

A.            Lender has made a loan in the amount of $100,000,000.00 to Pledgors.

B.            Pledgors are the makers of a promissory note (the “Note”) in favor of Lender and in the amount of $100,000,000.00.

To induce the Lenders to accept the Note and to make the loan evidenced thereby, Pledgors have agreed to enter into this Pledge Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Definitions.  The terms used in this Pledge Agreement and not otherwise defined shall have the meanings set forth in the Note.  Except for the terms defined in this Pledge Agreement or in the Note, all terms defined in Article 8 or 9 of the Uniform Commercial Code of the State of Utah (the “UCC”) that are used in this Pledge Agreement shall have the meanings specified in such Articles of the UCC.

SECTION 2.         Pledge of Series A Units.

(a)           Pledge.  As collateral security for the prompt and complete payment and performance when due of the Note, each Pledgor does hereby pledge, assign and transfer unto Lender and does hereby grant to Lender a continuing security interest of first priority in all of the right, title and interest of such Pledgor in, to and under the following (the “Pledged Collateral”):

(i)            all of such Pledgor’s the certificated Series A Preferred Units (as defined in the Second Amended and Restated Partnership Agreement of the Lender in effect on the Closing Date, as amended from time to time (the “Partnership Agreement”)) of Lender now owned or hereafter acquired by such Pledgor, and all voting rights and powers of ownership and management in the Lender, including, without limitation, those arising under the Partnership Agreement, and any options, warrants or other rights to purchase such units at any time owned by such Pledgor including, without limitation, all such units, options, warrants or other rights acquired by such Pledgor in the future (collectively, the “Series A Units”), and all cash, securities, distributions and other property at any time in the future and from time to time received, receivable or otherwise distributed, in respect of or in exchange for any or all of Series A Units;

(ii)           all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort, and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by such Pledgor in respect of any or all of the Pledged Collateral; and

(iii)          to the extent not included in the foregoing, all cash and non-cash proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, additions, substitutions, replacements, and accessions of and to any and all of the foregoing, including without limitation: (A) all rights of such Pledgor to receive monies due and to become due under or pursuant to the Pledged Collateral; (B) all rights of such Pledgor to receive any indemnity, warranty or guarantee with respect to the Pledged Collateral; and (C) to the extent not included in the foregoing, all additions to and replacements of the Pledged Collateral and all proceeds receivable or received when any and all of the Pledged Collateral is sold, collected, exchanged or otherwise disposed whether voluntarily or involuntarily.

(b)           Subsequently Acquired Borrower Interests.  Any additional Series A Units at any time or from time to time after the date hereof acquired by either Pledgor (by purchase, distribution or otherwise) shall form part of the Pledged Collateral and each Pledgor will, at the request of Lender: (i) confirm the pledge of such Series A Units by such Pledgor; and (ii) promptly take all such other actions as Lender directs are necessary or desirable to perfect the security interest therein of Lender under any law (including, without limitation, under the UCC).

(c)           Off Set of Distributions from Series A Units.  Pledgors are entitled to receive certain distributions from Lender with respect to the Series A Units.  Each Pledgor hereby agrees that any and all distributions that such Pledgor is entitled to receive with respect to the Series A Units may be off set against any amounts that are then due and owing under the Note.  The Lender agrees that it will pay any amounts of distributions in excess of the amounts then due and owing under the Note to Pledgors.

SECTION 3.         Representations and Warranties.  Each Pledgor represent and warrant as of the date hereof as follows:

(a)           Pledgors is the sole owners of one hundred percent (100%) of the Series A Units set forth on Exhibit A hereto.

(b)           This Pledge Agreement has been duly executed and delivered by each Pledgor and constitutes the legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms.

(c)           Neither the execution and delivery of this Pledge Agreement nor compliance with any of the terms and provisions hereof (i) conflicts with, breaches or contravenes any of either Pledgor’s contractual obligations; or (ii) results in the creation or imposition of any liens (other than those created hereunder) upon any of the property or assets of either Pledgor under, or is a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under with respect to any contractual obligations of either Pledgor.

(d)           No consent of any other person and no authorization, approval, or other action by, and no notice to or filing with, any person or governmental authority is required

(i) for the pledge of the Pledged Collateral by either Pledgor pursuant to this Pledge Agreement; (ii) for the execution, delivery or performance of this Pledge Agreement by either Pledgor; (iii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest); or (iv) for the exercise by Lender of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement or as provided by any law, except those which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC.

(e)           Pledgors are the legal and beneficial owners of and have good title to the Pledged Collateral, free and clear of all liens, except the security interest created by this Pledge Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral and made, consented to or known by either Pledgor is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Pledge Agreement.

(f)            Each Pledgor has the unconditional right to pledge the Series A Units as herein provided.

(g)           Neither Pledgor is a party to any outstanding agreement, option or contract to sell all or any portion of the Pledged Collateral.  No part of the Pledged Collateral is subject to the terms of any agreement restricting the sale or transfer of such Pledged Collateral, except for (1) the Partnership Agreement and (2) that certain Contribution Agreement dated June 15, 2007, between and among certain affiliates of Pledgors, Lender, and certain other parties.

SECTION 4.         Covenants. Each Pledgor agrees that, until such time as this Pledge Agreement shall cease to be in full force and effect according to its terms:

(a)           Defense of Collateral.  Each Pledgor will defend the Pledged Collateral against all claims and demands of all persons (other than Lender) claiming an interest in any of the Pledged Collateral.  Each Pledgor will discharge or cause to be discharged all liens on any or all of the Pledged Collateral, except for the security interest under this Pledge Agreement.

(b)           Disposition of Collateral.  Prior to the payment in full of the Note, neither Pledgor will (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Pledged Collateral or (ii)  create or suffer to exist any lien upon or with respect to any of the Pledged Collateral, except for the pledge, hypothecation and security interest created by this Pledge Agreement.

(c)           Voting Rights.  Each Pledgor shall exercise any and all management, voting and other consensual rights pertaining to the Partnership Agreement in a manner consistent with the terms of this Pledge Agreement and the Note.

SECTION 5.         Continued Perfection of Security Interest.  Each Pledgor agrees that such Pledgor shall immediately deliver to Lender any and all of the certificates evidencing the Pledged Collateral.  The certificates evidencing the Series A Units shall be accompanied by, as appropriate, (i) if applicable and requested by Lender, undated, duly executed stock powers or similar instrument endorsed by each Pledgor either in blank or to Lender in a manner which Lender deems satisfactory, and/or (ii) such other instruments or documents as Lender shall reasonably request.  Each Pledgor agrees that it will not take any actions or fail to perform any of its duties or obligations under this Pledge Agreement that would cause Lender to cease to have a first priority perfected security interest of the Pledged Collateral.  Each Pledgor agrees, from time to time and at its expense, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Lender may reasonably request in order to perfect and protect the pledge, hypothecation and security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.  Pledgor hereby further authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral.

SECTION 6.         Obligations of Pledgor and Rights of Lender.  Anything herein to the contrary notwithstanding: (a) the exercise by Lender of any of the rights hereunder shall not release either Pledgor from any of such Pledgor’s duties or obligations under the Partnership Agreement; (b) Lender shall have no obligation or liability under the Partnership Agreement or otherwise by reason of this Pledge Agreement, nor shall Lender be obligated to perform any of the obligations or duties of a Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder; and (c) subject only to any express provision hereof to the contrary, Pledgors shall be entitled to exercise all voting and other rights and to enjoy all benefits attaching to the Pledged Collateral unless and to the extent Lender has, after an Event of Default has occurred and while it is continuing, given notice that such entitlements have ceased and become vested in Lender.  If either Pledgor fails to perform any of such Pledgor’s obligations under the Partnership Agreement, Lender may itself, at such time as an Event of Default shall have occurred and be continuing, perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgors under this Pledge Agreement.  The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral and no such duties shall be implied as arising hereunder.

SECTION 7.         Remedies.  At any time after the occurrence of a default hereunder, or under the Note (an “Event of Default”), and so long as such Event of Default is not cured, Lender has the right to do any or all of the following:

(a)           Lender may exercise any and all rights and remedies of each Pledgor under or in connection with the Partnership Agreement, or otherwise in respect of the Pledged Collateral, including, without limitation, the right to vote under the Partnership Agreement.

(b)           Upon receipt of written notice of such Event of Default from Lender, all rights of each Pledgor to receive the distributions from the Series A Units such Pledgor would otherwise be authorized to receive and retain, shall cease for so long as such Event of Default is continuing, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions.  All distributions which are received by either Pledgor contrary to the provisions of this Section shall be received in trust for the benefit of Lender as security for the Note, shall be segregated from other funds of such Pledgor, and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           Lender may: (i) file any claims, commence, maintain, settle or discontinue any actions, suits or other proceedings deemed by Lender in its sole discretion necessary or advisable for the purpose of collecting upon the Pledged Collateral; and (ii) execute any instrument and do all other things deemed necessary and proper by Lender in its sole discretion to protect and preserve and permit Lender to realize upon the Pledged Collateral and the other rights contemplated thereby.

(d)           Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a creditor upon default under the UCC, and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof at public or  private sale, at any exchange, broker’s board or at Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall (subject to applicable law) constitute reasonable notification.  Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(e)           Each Pledgor recognizes that in light of restrictions and limitations under federal and state securities laws, Lender may, with respect to any sale of Pledged Collateral, and to the extent commercially reasonable, limit the purchasers to those who will agree to acquire Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that Lender, in a commercially reasonable manner: (i) may proceed to make a sale without filing a registration statement for the purpose of registering the Pledged Collateral under the federal or state securities laws; and (ii) may approach and negotiate with any one or more possible purchasers to effect such sale.  Each Pledgor acknowledges and agrees that any such sale may result in prices less favorable to the seller than if such sale were a public sale without such restrictions.  Lender shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that Lender, in a commercially reasonable manner, may in good faith deem reasonable under the circumstances.  The provisions of this section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Lender sells.

(f)            All payments made under or in respect of the Pledged Collateral and received by Lender as Pledged Collateral in accordance with the provisions hereof may, in Lender’s sole discretion, be held as Pledged Collateral for, and then or as soon thereafter as is reasonably practicable, applied in whole or in part for the benefit of Lender, against all or any part of the Note in accordance with the terms of the Note.  Any surplus of such payments held by Lender and remaining after payment in full of all the Note shall be paid over to Pledgors or to whomsoever else may be lawfully entitled to receive such surplus.

SECTION 8.         Lender Appointed Attorney-in-Fact.  Each Pledgor hereby appoints Lender as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Lender’s sole discretion at any time after the occurrence and during the continuance of an Event of Default to take any and all actions authorized or permitted to be taken by Lender under this Pledge

Agreement or by law, including but not limited to the power to take any action and to execute any instrument which Lender, acting reasonably, may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to ask for, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in connection with the Pledged Collateral, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which Lender may deem to be necessary or desirable for the collection thereof.  Such appointment of Lender as Pledgor’s attorney-in-fact is coupled with an interest and is irrevocable.

SECTION 9.         Security Interest Absolute.  The obligations of Pledgors under this Pledge Agreement are joint and several.  The obligations of Lender under this Pledge Agreement are independent of any guaranties, and a separate action or actions may be brought and prosecuted against Lender to enforce this Pledge Agreement, irrespective of whether any action is brought against a guarantor of the Note, or whether another party or any guarantor of the Note is joined in any such action or actions.  All rights of Lender and the pledge, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of:

(a)           any lack of validity or enforceability of any other agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of or in any other term of, all or any of the Note, or any other amendment or waiver of or any consent to any departure from the Note;

(c)           any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, or consent to departure from any guaranty, for the Note;

(d)           any manner of application of the Pledged Collateral, or proceeds thereof, to the Note, or any manner of sale or other disposition of any other collateral for the Note or any other assets of Pledgor; or

(e)           any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party grantor of a security interest.

SECTION 10.       Amendments.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be in writing and signed by such Pledgor and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.       Addresses for Notices.   Any notice required or permitted to be given pursuant to the provisions of this Pledge Agreement shall be in writing and shall be effective upon the earlier of: (i) personal delivery, or (ii) three (3) business days after deposit in the United States mail by certified mail, postage prepaid, and properly addressed to the Party to be notified at the address set forth below or at such other address as such party may designate by ten (10) days’ advance written notice to the other Party hereto:

To the Borrower:	To Lender:

H. James and Barbara Knuppe	Extra Space Storage LP
2795 E. Cottonwood Parkway, #400
Salt Lake City, Utah 84121
Attn: Mr. Charles L. Allen

SECTION 12.       Continuing Assignment/Pledge and Security Interest; Release.  This Pledge Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Pledged Collateral and shall: (a) remain in full force and effect until the irrevocable payment in full of the Note; (b) be binding upon Pledgors, their respective heirs, successors and assigns, provided, that neither Pledgor may transfer or assign any or all of such Pledgor’s rights or obligations hereunder without the prior written consent of Lender; and (c) inure to the benefit of, and be enforceable by, Lender and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer all or any portion of its rights in the Note, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise.  Except as provided otherwise in Section 17 below, this Pledge Agreement and the security interest granted hereunder shall terminate on the date on the Note has been satisfied in full and all obligations under the Note and this Pledge Agreement have been performed.  Lender shall thereupon reassign and redeliver (or cause to be reassigned and redelivered) to Pledgors or such person(s) as Pledgors shall designate in writing, against due execution and delivery by Pledgors or such person(s) of a receipt therefor satisfactory to Lender in form and substance, the certificates representing the Series A Units (if any) as are then held by Lender, together with appropriate instruments of reassignment and release.  Any such reassignment shall be without recourse to or warranty by Lender and at the expense of Pledgors.

SECTION 13.       Survival.  Each of the representations and warranties shall survive the execution and delivery of this Agreement and delivery of the Pledged Collateral to the Lender.

SECTION 14.       Severability.  Any provision hereof that is judged prohibited or unenforceable shall, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 15.       Headings.  The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 16.       Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the state of Utah.

SECTION 17.       Reinstatement.  This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Note is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, either Pledgor or any substantial part of such Pledgor’s assets, or otherwise, all as though such payment has not been made.

SECTION 18.       Execution in Counterparts.  This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgors and Lender duly executed this Pledge Agreement as of the date first above written.

PLEDGOR:

/s/ H. James Knuppe
H. JAMES KNUPPE

/s/ Barbara Knuppe
BARBARA KNUPPE

LENDER:

EXTRA SPACE STORAGE LP, a Delaware limited partnership

BY:	ESS HOLDINGS BUSINESS TRUST I, a Massachusetts business trust, its sole general partner

	By:	/s/ Charles L. Allen
	Name:	Charles L. Allen
	Title:	Trustee